Exhibit 10.2

FOURTH AMENDMENT TO REVOLVING NOTE

This Fourth Amendment to Revolving Note (the “Fourth Amendment”) is made as of this 18th day of August 2009 by and between RBS Citizens, National Association, successor by merger with Citizens Bank of Massachusetts (the “Bank”) having a principal office located at 28 State Street, Boston, Massachusetts 02108 and CRA International, Inc., formerly known as Charles River Associates Incorporated (the “Borrower”), a Massachusetts corporation having an office at the John Hancock Tower, 200 Clarendon Street, T-33, Boston, Massachusetts 02116-5092 to that certain Revolving Note dated January 14, 2004 executed by the Borrower in favor of the Bank (the “Note”).  Any capitalized terms not otherwise defined herein shall have the same meanings designated in the Note.

W I T N E S S E T H:

WHEREAS, the Borrower did on January 14, 2004 execute, seal and deliver to the Bank the Note which Note was amended by a First Amendment to Revolving Note dated as of March 29, 2005, a Second Amendment to Revolving Note dated as of June 20, 2005 and a Third Amendment to Revolving Note dated as of May 16, 2007; and

WHEREAS, the Borrower has requested that the Bank extend the maturity date of the Note and decrease the amount of the Note;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of whereof is hereby acknowledged, it is hereby agreed by and between the Borrower and the Bank as follows:

1.             The Note is hereby amended by replacing any and all references to “Ninety Million Dollars” with “Sixty Million Dollars” and all references to “$90,000,000.00” to “60,000,000.00”.

2.             The Note is hereby amended by replacing the maturity date of April 30, 2010 with April 30, 2012.

3.             The Note, as amended hereby, shall remain in full force and effect and all terms hereof are hereby ratified and confirmed by the Borrower.  Except for specifically provided herein, all other terms and conditions of the Note shall remain in full force and effect.

4.             The Borrower by its execution of this Fourth Amendment in the space provided below, represents, warrants and agrees that the Borrower has no claims, defenses, counterclaims or offsets against the Bank in connection with the Note or any of the other documents executed in connection therewith and, to the extent that any such claim, defense, counterclaim or offset may exist, the Borrower by its execution of this

Fourth Amendment in the space provided below, hereby affirmatively WAIVES and RELEASES the Bank from same.

5.           This Fourth Amendment shall take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

6.             Any and all references to the Note and any instrument previously and now hereafter executed by the Borrower shall be deemed to refer to the Note as amended by this Fourth Amendment and any future amendments hereafter entered into between the Borrower and the Bank.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date and year first above written as a sealed instrument.

WITNESS:	CRA INTERNATIONAL, INC.
/s/ Lenore Jennings

	By:	/s/ Wayne D. Mackie
Executive Vice President, Treasurer,
Chief Financial Officer

RBS CITIZENS, NATIONAL ASSOCIATION

	By:	/s/ Christopher J. Wickles
Senior Vice President